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                                                              Execution Version
                                                                     EXHIBIT 1.1

                               NATG HOLDINGS, LLC
                               ORIUS CAPITAL CORP.


                                  $150,000,000
                   12 3/4% Senior Subordinated Notes due 2010

                               PURCHASE AGREEMENT

February 4, 2000

Deutsche Bank Securities Inc.
Banc of America Securities LLC

c/o Deutsche Bank Securities Inc.
31 West 52nd Street
New York, New York 10019

Ladies and Gentlemen:

                  Each of NATG Holdings, LLC, a Delaware limited liability company ("NATG LLC"), and Orius Capital Corp., a Delaware corporation ("Orius Capital" and together with NATG LLC, the "Issuers"), Orius Corp., a Florida corporation ("Parent"), and the other guarantors party hereto (the "Subsidiary Guarantors" and together with the Issuers, the "Subsidiaries") each hereby confirms its agreement with you, as set forth below.

                  1. The Securities. Subject to the terms and conditions herein contained, the Issuers propose to issue and sell to the several purchasers named in Schedule 1 hereto (the "Initial Purchasers") $150,000,000 aggregate principal amount of their 12 3/4% Senior Subordinated Notes due 2010 (the "Notes"). The Notes are to be issued under an indenture (the "Indenture") to be dated as of February 9, 2000 by and among Parent, the Issuers, the Subsidiary Guarantors and United States Trust Company of New York, as trustee (the "Trustee").

                  The Notes will be guaranteed (the "Guarantees"), jointly and severally, by Parent and the Subsidiary Guarantors (together, the "Guarantors"), on a senior subordinated basis.

                  The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

                  In connection with the sale of the Notes, Parent and the Subsidiaries have prepared a preliminary offering memorandum dated January 17, 2000 (the "Preliminary Memorandum") and will prepare a final offering memorandum dated February 4, 2000 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") each setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of Parent and the Subsidiaries

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and any material developments relating to Parent and the Subsidiaries occurring after the date of the most recent historical financial statements included therein.

                  Parent and the Subsidiaries understand that the Initial Purchasers propose to make an offering of the Notes only on the terms and in the manner set forth in the Memorandum and Section 8 hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers" or "QIBs") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), and outside the United States to certain persons in reliance on Regulation S under the Act.

                  The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), to be dated the Closing Date (as defined in
Section 3 hereof) pursuant to which Parent and the Subsidiaries will agree, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

                  2. Representations and Warranties. Parent and the Subsidiaries represent and warrant, jointly and severally to, and agree with, each Initial Purchaser on and as of the date hereof and the Closing Date that:

                  (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and, with respect to the Final Memorandum, at all times subsequent from the date thereof up to the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuers in writing by Deutsche Bank Securities Inc. ("DB") expressly for use in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, which information is set forth in Section 12 hereof.

                  (b) As of the Closing Date, Parent will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum, assuming the exercise of certain call options as described therein; all of the outstanding capital stock (which term, for the purposes of this Agreement, shall be deemed to include common stock, preferred stock, limited liability company membership interests, limited partnership interests, general partnership interests and all other similar equity interests) of Parent and the Subsidiaries has been, and as of the Closing Date will be, duly authorized and validly issued, fully paid and nonassessable and not issued in violation of any preemptive or

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         similar rights; Parent owns all of the capital stock of
         NATG LLC; NATG LLC owns, directly or indirectly all of the capital stock of Orius Capital and each Subsidiary Guarantor; each Subsidiary is listed on Schedule 2 hereto; all of the outstanding shares of capital stock of Parent and of each Subsidiary will be free and clear of all of all liens, encumbrances, equities and claims or restrictions on transferability or voting (other than (i) those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions, (ii) those securing the obligations of Parent and the Subsidiaries under the Credit Agreement, dated as of December 15, 1999 (the "Senior Secured Credit Agreement") among Parent, NATG LLC, LISN, LLC, Bankers Trust Company as Agent, and the lenders from time to time party thereto, and
         (iii) such other liens, encumbrances, equities and claims as could not reasonably be expected to have a material adverse effect on the general affairs, management, existing business, condition (financial or otherwise), prospects or results of operations of the Parent and the Subsidiaries, taken as a whole (a "Material Adverse Effect")); except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase from Parent or any Subsidiary,
         (ii) agreements or other obligations of Parent or any Subsidiary to issue or (iii) other rights to convert any obligation into, or exchange any securities for, capital stock of Parent or any of the Subsidiaries. Except for the Subsidiaries, the Company does not own, directly or indirectly, any capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity; provided, that LISN, Inc. owns a 49% equity interest in LB Price Communications, Inc., a Maryland corporation, and a 49% equity interest in DLS Wallace Corp., an Ohio corporation.

                  (c) Each of Parent and each Subsidiary has been duly incorporated or otherwise organized, is validly existing and is in good standing as a corporation, limited liability company or limited partnership, as the case may be, under the laws of its jurisdiction of organization, with all requisite corporate or other organizational power and authority to own its properties and carry on its business as now conducted and as proposed to be conducted, and as described in the Final Memorandum; Parent and each Subsidiary is duly qualified to do business in good standing as a foreign corporation, foreign limited liability company or foreign limited partnership, as the case may be, in every jurisdiction where the ownership or leasing of its existing properties and assets or the conduct of its existing business requires such qualification, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (d) Each of the Issuers has all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange

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         Notes will have each been duly and validly authorized by the Issuers and, when executed by the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, and in the case of the Exchange Notes and the Private Exchange Notes, when delivered to and exchanged for the Notes in accordance with the terms of the Registration Rights Agreement, will constitute valid and legally binding obligations of each of the Issuers, entitled to the benefits of the Indenture and enforceable against each of the Issuers in accordance with their terms, except that the enforcement thereof may be subject to
         (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (e) Each of Parent and each Subsidiary has all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under the Indenture. When executed by Parent and each Subsidiary, the Indenture will meet the requirements as of the date hereof for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by Parent and each Subsidiary and, when executed and delivered by Parent and each Subsidiary (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of each of Parent and each Subsidiary, enforceable against Parent and each Subsidiary in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (f) Each of Parent and each Subsidiary has all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by Parent and each Subsidiary and, when executed and delivered by Parent and each Subsidiary (assuming the due authorization, execution and delivery by the other parties thereto), will constitute a valid and legally binding agreement of Parent and each Subsidiary, enforceable against Parent and each Subsidiary in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (g) Each of Parent and each Subsidiary has all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Parent and each Subsidiary of the transactions contemplated hereby have been duly and validly authorized by Parent and each

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         Subsidiary This Agreement has been duly and validly executed and delivered by Parent and each Subsidiary.

                  (h) Each Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under its Guarantee, and its guarantees of the Exchange Notes and the Private Exchange Notes. Each such Guarantee and each such guarantee of the Exchange Notes and Private Exchange Notes has been and validly authorized and when executed and delivered by the applicable Guarantor will constitute a valid and legally binding agreement of such Guarantor enforceable against such Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (i) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the performance of this Agreement, the Registration Rights Agreement or the Indenture by Parent or any Subsidiary or the consummation by Parent or any Subsidiary of the transactions contemplated hereby, thereby or by the Final Memorandum except (i) such as have been obtained, (ii) such as may be required under (A) state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchasers, (B) the Act with respect to the registration of the Exchange Notes and the Private Exchange Notes pursuant to the Registration Rights Agreement, or (C) the Trust Indenture Act of 1939, as amended (the "TIA"), with respect to the registration of the Exchange Notes and the Private Exchange Notes pursuant to the Registration Rights Agreement, and (iii) such that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of Parent or any Subsidiary is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties, business or assets, except for any such breach or violation which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or
         (iii) in breach of or in default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties, business or assets is subject (collectively, "Contracts") except where such breach, default or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (j) The execution, delivery and performance by Parent and each Subsidiary of this Agreement, the Indenture and the Registration Rights Agreement and the consummation by Parent and each Subsidiary of the transactions contemplated hereby and thereby

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         (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of Parent or any Subsidiary, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to Parent or any Subsidiary or any of their respective properties or assets, except for any such conflict, breach or violation which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (k) The audited financial statements, together with all related notes and schedules, of each of (1) North American Tel-Com Group, Inc. and subsidiaries, (2) Channel Communications, Inc. f/k/a Kenya Corp., (3) U.S. Cable, Inc., (4) CATV Subscriber Services, Inc. and its subsidiary, (5) DAS-CO of Idaho, Inc., (6) Schatz Underground Cable, Inc., (7) Network Cabling Services, Inc., (8) Copenhagen Utilities and Construction, Inc., (9) Texel Corporation, (10), LISN, Inc. and (11) ARION, Inc., included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of such companies at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The unaudited interim financial statements of each of (1) Orius Corp. and subsidiaries (formerly North American Tel-Com Group, Inc. and subsidiaries), (2) Network Cabling Services, Inc. and (3) Texel Corporation, included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of such companies at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Each of Pricewaterhouse Coopers LLP, Williams, Young & Associates, LLC, Milhouse, Martz & Neal, L.L.P. and BDO Seidman, LLP is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder. The historical financial statements (including the related notes) contained in the Final Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Act.

                  (l) The pro forma financial statements (including the notes thereto) included in the Preliminary Memorandum and the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) have been

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         prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, (iii) have been properly computed on the bases described therein; and (iv) except as disclosed in the Preliminary Memorandum and the Final Memorandum, have been prepared on a basis consistent with the historical financial statements contained in the Preliminary Memorandum and the Final Memorandum; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Preliminary Memorandum and the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (m) There is not pending or, to the knowledge of Parent or any Subsidiary, threatened any action, suit, proceeding, inquiry or investigation to which any of Parent or any Subsidiary is a party, or to which the property or assets of any of Parent or any Subsidiary are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to Parent or any Subsidiary could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder, the issuance of the Guarantees, the use of any Memorandum in any jurisdiction, or the consummation of the other transactions described in the Final Memorandum.

                  (n) Each of Parent and each Subsidiary owns or possesses adequate licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Final Memorandum, except as could not reasonably be expected to have a Material Adverse Effect, and none of Parent or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (o) Parent and each Subsidiary possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum (collectively, the "Permits"), except as could not reasonably be expected to have a Material Adverse Effect; Parent and each Subsidiary has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where the failure to perform such obligation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of

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         Parent or the Subsidiaries has received any written notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (p) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described or contemplated in the Final Memorandum, (i) none of Parent or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of Parent and the Subsidiaries, taken as a whole (a "Material Change"), (ii) none of Parent or any Subsidiary has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to a Subsidiary, the purchase of, or dividend or distribution on, capital stock owned by NATG LLC), and (iii) there shall not have been any change in the capital stock, or long-term indebtedness of Parent or any Subsidiary which would, individually or in the aggregate, constitute a Material Change.

                  (q) Each of Parent and each Subsidiary has filed all necessary federal, state, local and foreign income and franchise tax returns, except where the failure to file such returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all taxes shown as due thereon; other than tax deficiencies which Parent or any Subsidiary is contesting in good faith and for which Parent or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against any of Parent or any Subsidiary that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (r) Neither Parent nor any Subsidiary owns any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Notes to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board. Without limiting the foregoing, none of Parent, the Subsidiaries or any agent acting on behalf of any of them has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Federal Reserve Board, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                  (s) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which Parent and the Subsidiaries believe to be reliable and accurate.

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                  (t) Each of Parent and each Subsidiary has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions (other than those arising in connection with the Senior Secured Credit Agreement), except to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All leases, contracts and agreements to which any of Parent or any Subsidiary is a party or by which any of them is bound are valid and enforceable against Parent or such Subsidiary, and, to the knowledge of Parent and each Subsidiary, are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (u) There are no legal or governmental proceedings involving Parent or any Subsidiary or any of their respective properties or assets known to any of them which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, and to the knowledge of Parent and the Subsidiaries no such proceedings are threatened or contemplated by governmental authorities or threatened by others, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

                  (v) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) each of Parent and each Subsidiary is in compliance with applicable Environmental Laws (as defined below), (B) each of Parent and each Subsidiary has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of Parent or any Subsidiary, threatened against Parent or any Subsidiary under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by Parent or the Subsidiaries, (E) none of Parent or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law and (F) no property or facility of Parent or the Subsidiaries is
         (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

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                  For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, law relating to (i) emissions, discharges, releases or threatened releases of hazardous materials, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and
         (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

                  (w) There is no strike, labor dispute, slowdown or work stoppage by the employees of Parent or any Subsidiary which is pending or, to the knowledge of Parent or any Subsidiary, threatened.

                  (x) Each of Parent and each Subsidiary carries insurance in such amounts and covering such risks as it deems reasonable for the conduct of its business and the value of its properties.

                  (y) None of Parent or the Subsidiaries has any liability for any prohibited transaction (within the meaning of Section 4975(c) of the Code or Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (or an accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA) or any complete or partial withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any pension, profit sharing or other plan which is subject to ERISA, to which Parent or any Subsidiary makes or ever has made a contribution and in which any employee of Parent or any Subsidiary is or has ever been a participant. With respect to such plans, each of Parent and each Subsidiary is in compliance in all respects with all applicable provisions of ERISA, or, if not in compliance, any such failure or failures to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (z) Parent and each Subsidiary (i) makes and keeps books and records that are accurate in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that
         (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (aa) None of Parent or the Subsidiaries is an "investment company", or a company "controlled by" an investment company or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment

         Company Act of 1940, as amended, and the rules and regulations thereunder, or a "holding company" or a "subsidiary" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (bb) The Notes, the Indenture (including the Guarantees) and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

                  (cc) No holder of securities of Parent or the Subsidiaries will be entitled to have such securities registered under the registration statements required to be filed pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

                  (dd) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of Parent and the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of Parent or any of the Subsidiaries (each on a consolidated basis) is, nor will Parent or any of the Subsidiaries (each on a consolidated basis) be, immediately after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (i) left with unreasonably small capital with which to carry on its business as it is currently or proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or otherwise become due or (iii) otherwise insolvent.

                  (ee) None of Parent, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act. No securities of the same class as the Notes have been issued and sold by any of the Issuers within the six-month period immediately prior to the date hereof.

                  (ff) Assuming the accuracy of the representations, warranties and covenants of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the TIA.

                  (gg) No securities of Parent or any of the Subsidiaries are of the same class (within the meaning of Rule 144A as promulgated under the Act ("Rule 144A")) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

                  (hh) None of Parent or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes in violation of the Act or the Exchange Act (including, without limitation, Regulation M under the Exchange Act).

                  (ii) None of Parent or the Subsidiaries, or any person acting on any of their behalf (other than the Initial Purchasers or persons acting on their behalf) has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes; Parent, the Subsidiaries and their respective Affiliates and any person acting on any of their behalf (other than the Initial Purchasers or any Affiliate of the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

                  (jj) Each of the Preliminary Memorandum and the Final Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Act.

                  (kk) None of Parent or the Subsidiaries nor, to Parent's and any Subsidiary's knowledge, any officer or director purporting to act on behalf of any of Parent or any of the Subsidiaries has at any time violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977.

                  (ll) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Preliminary Memorandum or the Final Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                  (mm) All material computer software, firmware or hardware (whether special or general purpose or other similar or related items of automated, computerized or software systems) that are used in the business of Parent or the Subsidiaries are capable of accurately processing, calculating, manipulating, storing and exchanging date/time data from, into, and between the twentieth and twenty-first centuries, including, without limitation, the years 1999 and 2000 and any leap year calculations, except where the failure could not reasonably be expected to have a Material Adverse Effect. Parent and the Subsidiaries have experienced no Material Adverse Effect as a result of the changeover to the year 2000.

                  (nn) None of Parent or the Subsidiaries is a party to any contract, agreement or understanding with any person other than this agreement that would give rise to a valid claim against the Issuers or the Initial Purchasers for a brokerage commission, finder's fee or like payment solely as a result of the offering and sale of the Notes.

                  (oo) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

                  3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchasers, and each Initial Purchaser, acting severally and not jointly, agrees to purchase from the Issuers the principal amount of Notes set forth opposite its name on Schedule 1 hereto at 97% of their principal amount. One or more certificates in definitive form for the Notes that each Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as each Initial Purchaser requests upon notice to the Issuers, at least 36 hours prior to the Closing Date shall be delivered by or on behalf of the Issuers to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds) to such account or accounts as the Issuers shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 at 10:00 A.M., New York time, on February 9, 2000, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Issuers, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Issuers will make such certificate or certificates for the Notes available for inspection and packaging by each Initial Purchaser at the offices of DB in New York, New York, or at such other place as the Initial Purchasers may designate, at least 24 hours prior to the Closing Date.

                  4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                  5. Covenants of the Company. Parent and each of the Subsidiaries, jointly and severally, covenant and agree with each Initial Purchaser that:

                  (a) Parent and the Subsidiaries will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which each Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which each Initial Purchaser shall not have consented, which consent shall not be unreasonably withheld.

                  (b) Parent and the Subsidiaries will promptly, upon the written request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers; provided, that Parent shall have consented to such amendment or supplement, such consent not to be unreasonably withheld.

                  (c) Parent and the Subsidiaries will cooperate with each Initial Purchaser in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as such Initial Purchaser may reasonably designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Notes; provided, however, that in connection therewith, Parent and the Subsidiaries shall not be required to qualify as foreign corporations or to execute general consents to service of process in any jurisdiction or subject themselves to taxation in excess of a nominal dollar amount in any such jurisdiction where they are not then so subject.

                  (d) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary to amend or supplement the Final Memorandum to comply with applicable law, Parent and the Subsidiaries will promptly notify each Initial Purchaser thereof and will prepare, at the expense of Parent and the Subsidiaries, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

                  (e) Parent and the Subsidiaries will, without charge, provide to each Initial Purchaser and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request; provided, that if such request is made after the original printing of the Final Memorandum or any amendment or supplement thereto, such copies need not be reprinted at the expense of Parent and the Subsidiaries.

                  (f) Parent and the Subsidiaries will apply the net proceeds from the sale of the Notes as set forth under the caption "Use of Proceeds" in the Final Memorandum.

                  (g) Until the date that no Notes are outstanding under the Indenture, Parent and the Subsidiaries will furnish to each Initial Purchaser, upon its written request, copies of all reports and other communications (financial or otherwise) furnished by Parent or any Subsidiary to the Trustee, or the holders of the Notes in such number of copies as may be reasonably requested by each Initial Purchaser and, as soon as available, copies of any reports or financial statements furnished to or filed by Parent or any Subsidiary with the Commission or any national securities exchange on which any class of securities of the Parent or any Subsidiary may be listed in such number of copies as may be reasonably requested by the Initial Purchasers.

                  (h) None of the Issuers or any of their affiliates has sold, offered for sale or solicited, or will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

                  (i) None of Parent, the Subsidiaries or any of their Affiliates will engage in any form of "general solicitation" or "general advertising" (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering of the Notes within the meaning of
         Section 4(2) of the Act.

                  (j) For so long as any of the Notes remain outstanding, Parent and the Subsidiaries will make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Act.

                  (k) Parent and the Subsidiaries will use their respective reasonable best efforts to permit (i) the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the NASD's Portal Market (the "Portal Market") and (ii) the Notes to be eligible for clearance and settlement through The Depository Trust Company.

                  (l) None of the Issuers or any of their affiliates nor any person acting on its or their behalf will engage, in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Issuers will comply, and will cause their affiliates and each person acting on its or their behalf to comply, with the offering restrictions requirements of Regulation S.

                  (m) Parent and each Subsidiary agrees that for a period of 180 days from the date of the Final Memorandum, it will not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by Parent or any of the Subsidiaries (other than the Notes) without the prior written consent of the Initial Purchasers.

                  (n) During the period from the Closing date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, each of Parent and each Subsidiary agrees not to resell, and to use its reasonable best efforts to prevent any of its Affiliates from reselling, any of the Notes that have been reacquired by them, except for Notes purchased by the Issuers or any of their Affiliates and resold in a transaction registered under the Act.

                  (o) In connection with the offering of the Notes, until DB on behalf of the Initial Purchasers shall have notified the Issuers of the completion of the resale of the Notes, each Issuer agrees not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Notes, or attempt to induce any person to purchase any Notes; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent active trading in or of raising the price of the Notes.

                  (p) Prior to the Closing Date, Parent and the Subsidiaries agree not to issue any press release or other communication directly or indirectly or hold any press conference with respect to Parent or the Subsidiaries, their condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of Parent and the Subsidiaries and of which the Initial Purchasers are notified), without the prior written consent of the Initial Purchasers, unless in the judgment of the Issuers and their counsel, and after notification to the Initial Purchasers, such press release or communication is required by law.

                  6. Expenses. Parent and the Subsidiaries, jointly and severally, agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 11 hereof, including all costs and expenses incident to (i) the costs of printing the Memorandum and any amendment or supplement thereto, and preparing any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to each Initial Purchaser of copies of the Memorandum and any amendment or supplement thereto, (iii) the fees and disbursements of counsel, accountants and any other experts or advisors retained by Parent or any Subsidiary, (iv) preparation (including printing), issuance and delivery to each Initial Purchaser of the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) costs and expenses in connection with any the "roadshow" and any other meetings with prospective investors in the Notes, (vii) fees and expenses of the Trustee including reasonable fees and expenses of counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Notes. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of any Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of any of Parent and the Subsidiaries to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Parent and the Subsidiaries jointly and severally agree to promptly reimburse each Initial Purchaser upon demand for all out-of-pocket expenses (including all reasonable fees, disbursements and charges of White & Case LLP, counsel for the Initial Purchasers) that shall have been reasonably incurred by each Initial Purchaser in connection with the proposed purchase and sale of the Notes. Except as provided in this Section 6, the Initial Purchasers shall be responsible for their own fees and expenses, including the fees and expenses of their counsel.

                  7. Conditions of the Initial Purchaser's Obligations. The obligation of each Initial Purchaser to purchase and pay for the Notes shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

                  (a) The Final Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Notes in any jurisdiction shall have been issued and no proceedings for the purpose shall have been commenced or shall be pending or threatened.

                  (b) None of the Initial Purchasers shall have discovered and disclosed to Parent or any Subsidiary on or prior to the Closing Date that the Final Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Final Memorandum and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchasers, and Parent and the Subsidiaries shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (d) On the Closing Date, the Initial Purchasers shall have received an opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Kirkland & Ellis, counsel for Parent and the Subsidiaries, substantially in the form annexed hereto as Exhibit A.

                  (e) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of White & Case LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, White & Case LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

                  (f) The Initial Purchasers shall have received from PricewaterhouseCoopers LLP (auditors of Orius Corp., U.S. Cable , Inc., CATV Subscriber Services, Inc., DAS-Co of Idaho, Inc., Copenhagen Utilities and Construction Inc., Texel Corporation, LISN, Inc. and Arion, Inc.), Williams, Young & Associates, LLC (auditors of Channel Communications, Inc.), Milhouse, Martz & Neal, LLP (auditors of Schatz Underground Cable, Inc.) and BDO Seidman, LLP (auditors of Network Cabling Services, Inc.), all independent public accountants, comfort letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers.

                  (g) The representations and warranties of Parent and each Subsidiary contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of Parent's or any Subsidiary's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; Parent and each Subsidiary shall have performed in all material respects all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

                  (h) On the Closing Date, the Initial Purchaser shall have received copies of good standing certificates for Parent and each Subsidiary from their respective states of organization.

                  (i) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

                  (j) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), the conduct of the business and operations of Parent and the Subsidiaries shall not have been interfered with by, fire, flood, hurricane, accident or other calamity (whether or not insured) or from any strike, labor dispute, slow down or work stoppage, or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of Parent or any of the Subsidiaries shall not have sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (k) There shall not have occurred any invalidation of Rule 144A under the Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Notes contemplated hereby.

                  (l) The Initial Purchasers shall have received a certificate from Parent and each Subsidiary, dated the Closing Date, signed by the two executive officers (or one executive officer and one vice president or assistant vice president) of each such entity and attested by the secretary or assistant secretary of each such entity to the effect that:

                           (i) Such executive officers have carefully examined
                  the Final Memorandum, and the Final Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Final Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Final Memorandum so that the Final Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (ii) The representations and warranties of such
                  entity contained in this Agreement are true and correct as of the Closing Date, and entity has performed in all material respects all covenants and agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

                           (iii) Since the date of the most recent financial
                  statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), except as described in the Final Memorandum, to their knowledge after due inquiry, no event or development has occurred, no information has become known nor does any condition exist that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

                           (iv) No proceeding is pending or contemplated for the
                  liquidation or dissolution of such entity or threatening its existence.

                  Each such certificate shall also have attached copies of (i) all resolutions of the Board of Directors of such entity authorizing the transactions contemplated by this Agreement, including, without limitation, approving the offering of the Notes, the execution, performance and delivery of this Agreement, the Indenture and the Registration Rights Agreements, (ii) the certificate of incorporation and by-laws or analogous organizational documents of such entity, and
         (iii) the names, offices and specimen signatures of each officer of such entity that will execute any document delivered in connection with the transactions contemplated by this Agreement. For the purposes of the certificate contemplated by this Section 7(1), the following shall be deemed to be "executive officers" of a particular entity: its Chairman of the Board, Vice Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Executive Vice President.

                  (m) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement duly executed by Parent and each Subsidiary and such agreement shall be in full force and effect at all times from and after the Closing Date.

                  (n) The Indenture shall have been duly executed and delivered by Parent, the Subsidiaries and the Trustee, and the Notes shall have been duly executed and delivered by Parent and the Subsidiaries and duly authenticated by the Trustee.

                  (o) The Notes shall have been approved by the NASD for trading in the PORTAL Market.

         On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of Parent and the Subsidiaries as they shall have heretofore reasonably requested from the Issuers.

         All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Issuers shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

                  8. Offering of Notes; Restrictions on Transfer. Each Initial Purchaser agrees with the Issuers (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum.
                  Each Initial Purchaser represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) (A) it has not offered or sold, and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Notes to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (B) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986, with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and (C) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on; and (iv) it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and
(B) otherwise until 40 days after
the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

                  Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

                  9. Indemnification and Contribution. (a) Parent and the Subsidiaries jointly and severally agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                    (i) any untrue statement or alleged untrue statement made by Parent or any Subsidiary in Section 2 hereof;

                   (ii) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

                  (iii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, Parent and the Subsidiaries will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers through DB specifically for use therein, which information is set forth in Section 12. The indemnity provided for in this Section 9 will be in addition to any liability that parent or a Subsidiary may otherwise have to the indemnified parties. None of Parent or any Subsidiary shall be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

                  (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless Parent and each Subsidiary, its directors, its officers and each person, if any, who controls Parent or any Subsidiary within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Parent, a

Subsidiary or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to Parent and the Subsidiaries by the Initial Purchasers through DB specifically for use therein which information is set forth in
Section 12; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by Parent, any Subsidiary or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this
Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. Parent and the Subsidiaries shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or Parent or a Subsidiary in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph
(c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

                  (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by Parent and the Subsidiaries on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by Parent and the Subsidiaries bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Parent and the Subsidiaries on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. Parent, the Subsidiaries and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph
(d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director or officer of Parent or a Subsidiary and each person, if any, who controls the Parent or any Subsidiary within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as Parent or such Subsidiary.

                  10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of Parent or any Subsidiary, their respective officers and any Initial Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of Parent or Subsidiary, any of their respective officers or directors, any Initial Purchaser or any other person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  11. Termination. (a) This Agreement may be terminated in the sole discretion of each Initial Purchaser by notice to Parent given prior to the Closing Date in the event that the Parent or any Subsidiary shall have failed, refused or been unable to perform in all material respects all obligations and satisfy in all material respects all conditions on their respective parts to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                  (i) any of Parent or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of such Initial Purchaser, has had or could reasonably be expected to have a Material Adverse Effect, or there shall have been, in the sole judgment of such Initial Purchaser, any event or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect (including without limitation a change in control of Parent or any of the Subsidiaries), except in each case as described in the Memorandum (exclusive of any amendment or supplement thereto);

                  (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

                  (iii) any securities of Parent or any Subsidiary shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical ratings organization;

                  (iv) a banking moratorium shall have been declared by New York or United States authorities; or

                  (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of such Initial Purchaser, makes it impracticable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum.

                  (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

                  12. Information Supplied by the Initial Purchasers. The statements set forth in the second and third sentences of paragraph 3, the third sentence of paragraph 6, and in paragraph 7 under the heading "Private Placement" in the Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

                  13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019, Attention:
Corporate Finance Department; with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, Attention: John M. Reiss, Esq.; if sent to the Parent or any Subsidiary, shall be mailed or delivered c/o Orius Corp., 1401 Forum Way, Suite 400, West Palm Beach, FL 33401, Attn: Chief Financial Officer, with a copy to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, Attention: Dennis M. Myers, or, in each case, to such other address as may be specified by notice given in accordance with this Section 13.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

                  14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, each of Parent, the Subsidiaries and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of Parent and the Subsidiaries contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of any Initial Purchaser contained in
Section 9 of this Agreement shall also be for the benefit of the directors of Parent and the Subsidiaries and officers and any person or persons who control any of Parent and the Subsidiaries within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from any Initial Purchaser will be deemed a successor because of such purchase.

                  15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

                  16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between Parent, the Subsidiaries and the Initial Purchasers.

                                           Very truly yours,

                                           NATG HOLDINGS, LLC


                                           By /s/ Rosemarie Mulholland
                                              ----------------------------------
                                               Name: Rosemarie Mulholland
                                               Title: Secretary


                                           ORIUS CAPITAL CORP.


                                           By /s/ Rosemarie Mulholland
                                              ----------------------------------
                                               Name: Rosemarie Mulholland
                                               Title: Secretary


                                           GUARANTORS:

                                           ORIUS CORP.


                                           By /s/ Rosemarie Mulholland
                                              ----------------------------------
                                               Name: Rosemarie Mulholland
                                               Title: Secretary


                                           NORTH AMERICAN TEL-COM
                                             GROUP, INC.


                                           By /s/ Rosemarie Mulholland
                                              ----------------------------------
                                               Name: Rosemarie Mulholland
                                               Title: Secretary

                                           LISN COMPANY

                                           By /s/ Robert C. Froetscher
                                              ----------------------------------
                                               Name: Robert C. Froetscher
                                               Title:



                                           LISN, INC.


                                           By /s/ Robert C. Froetscher
                                              ----------------------------------
                                               Name: Robert C. Froetscher
                                               Title:


                                           ARION SUB, INC.

                                           By /s/ Robert C. Froetscher
                                              ----------------------------------
                                               Name: Robert C. Froetscher
                                               Title:


                                           CATV SUBSCRIBER SERVICES, INC.


                                           By /s/ Rosemarie Mulholland
                                              ----------------------------------
                                               Name: Rosemarie Mulholland
                                               Title: Assistant Secretary


                                           CABLEMASTERS, CORP.

                                           By /s/ Rosemarie Mulholland
                                              ----------------------------------
                                               Name: Rosemarie Mulholland
                                               Title: Assistant Secretary

                                           CHANNEL COMMUNICATIONS, INC.


                                           By /s/ Rosemarie Mulholland
                                              ----------------------------------
                                               Name: Rosemarie Mulholland
                                               Title: Assistant Secretary


                                           EXCEL CABLE CONSTRUCTION, INC.


                                           By /s/ Rosemarie Mulholland
                                              ----------------------------------
                                               Name: Rosemarie Mulholland
                                               Title: Assistant Secretary


                                           MICH-COM CABLE SERVICES INCORPORATED

                                           By /s/ Rosemarie Mulholland
                                              ----------------------------------
                                               Name: Rosemarie Mulholland
                                               Title: Assistant Secretary


                                           STATE WIDE CATV, INC.


                                           By /s/ Rosemarie Mulholland
                                              ----------------------------------
                                               Name: Rosemarie Mulholland
                                               Title: Assistant Secretary


                                           U.S. CABLE, INC.


                                           By /s/ Rosemarie Mulholland
                                              ----------------------------------
                                               Name: Rosemarie Mulholland
                                               Title: Assistant Secretary

                                           DAS-CO OF IDAHO, INC.


                                           By /s/ Rosemarie Mulholland
                                              ----------------------------------
                                               Name: Rosemarie Mulholland
                                               Title: Assistant Secretary


                                           NETWORK CABLING SERVICES, INC.


                                           By /s/ Rosemarie Mulholland
                                              ----------------------------------
                                               Name: Rosemarie Mulholland
                                               Title: Assistant Secretary


                                           SCHATZ UNDERGROUND CABLE, INC.


                                           By /s/ Rosemarie Mulholland
                                              ----------------------------------
                                               Name: Rosemarie Mulholland
                                               Title: Assistant Secretary


                                           COPENHAGEN UTILITIES &
                                           CONSTRUCTION INC.


                                           By /s/ Rosemarie Mulholland
                                              ----------------------------------
                                               Name: Rosemarie Mulholland
                                               Title: Assistant Secretary


                                           TEXEL CORPORATION


                                           By /s/ Rosemarie Mulholland
                                              ----------------------------------
                                               Name: Rosemarie Mulholland
                                               Title: Assistant Secretary

                                        IRWIN ACQUISITION, L.P. (to be renamed
                                          Irwin Telecom Services, L.P.)

                                        By:  SCHATZ UNDERGROUND CABLE
                                                    INC., its general partner


                                        By /s/ Rosemarie Mulholland
                                           ----------------------------------
                                            Name: Rosemarie Mulholland
                                            Title: Assistant Secretary


                                        IRWIN TELECOM HOLDINGS, INC.


                                        By /s/ Rosemarie Mulholland
                                           ----------------------------------
                                            Name: Rosemarie Mulholland
                                            Title: Assistant Secretary

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC


By: DEUTSCHE BANK SECURITIES INC.


  By /s/ John C. Moses
     ----------------------------------
      Name: John C. Moses
      Title: Managing Director


  By /s/ Marla Heller
     ----------------------------------
      Name: Marla Heller
      Title: Director

                                                                      SCHEDULE 1


                                                                      Principal
                                                                      Amount of
 Initial Purchasers                                                     Notes
 ------------------                                                 ------------
 Deutsche Bank Securities Inc.                                       $97,500,000
 Banc of America Securities LLC                                      $52,500,000

    Total:                                                          $150,000,000

                                                                      SCHEDULE 2

                                  Subsidiaries

NATG Holdings, LLC
         Orius Capital Corp.
         LISN Company
         LISN, Inc.
         Arion Sub, Inc.
         North American Tel-Com Group, Inc.
         CATV Subscriber Services, Inc.
         Cablemasters, Corp.
         Channel Communications, Inc.
         Excel Cable Construction, Inc.
         Mich-Com Cable Services Incorporated
         State Wide CATV, Inc.
         U.S. Cable, Inc.
         DAS-CO of Idaho, Inc.
         Network Cabling Services, Inc.
         Schatz Underground Cable, Inc.
         Copenhagen Utilities & Construction Inc.
         Texel Corporation
         Irwin Acquisition, L.P. (to be renamed Irwin Telecom Services, L.P.) Irwin Telecom Holdings, Inc.

                                                                       EXHIBIT A

                       Form of Opinion of Kirkland & Ellis